RESELLER AGREEMENT

THIS RESELLER AGREEMENT ("Reseller Agreement") is made October 11, 2023 by and between VERTICAL CROP CONSULTANTS, INC., a North Carolina corporation with its principal office located in Sampson County, North Carolina ("Seller") and FOMO WORLDWIDE, INC. and its subsidiaries and affiliates, a Corporation organized and existing under the laws of the California with its principal office located at 831 W North Ave., Pittsburgh, PA 15233 ("Reseller").

RECITALS

WHEREAS, Seller and Purchaser have, contemporaneously with the execution of this Reseller Agreement, executed a Sale and Purchase Agreement ("Purchase Agreement") for the purchase by Purchaser of a Cropbox™ unit from Seller, upon the terms and conditions set forth therein, said Purchase Agreement being incorporated herein by reference;

NOW, THEREFORE, for and in consideration of the mutual provisions, representations, warranties, covenants and agreements set forth in this Reseller Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Seller and Purchaser incorporate the recitals set forth above and hereby agree as follows:

1. **Seller's Reseller Covenant**. Provided that Purchaser complies with all of its obligations under this Reseller Agreement, the Purchase Agreement, and any subsequent sale and purchase agreement(s) entered into by the parties, as contemplated herein, Seller shall not for a period of twelve (12) months from the execution of this Reseller Agreement sell Cropbox™ units to any other person or entity if the Cropbox™ unit is intended for use within the United States. Nothing herein shall be construed as prohibiting Seller from selling a Cropbox™ unit to a person or entity who may have a physical presence in the United States or do business therein if the Cropbox™ unit is not intended to be used within the United States. Provided, however, that Purchaser must be actively using the Cropbox™ unit that is the subject of the Purchase Agreement within thirty (30) days of receiving their Cropbox in the United States. If purchaser is not actively using the Cropbox™ unit that is the subject of the Purchase Agreement after this thirty (30) day period has transpired, Seller shall have no further obligations under this Reseller Agreement.

2. **Confidentiality**. The confidentiality provisions of the Purchase Agreement apply with equal force and effect to this Reseller Agreement.

3. **Representations and Warranties of Seller.** Seller makes the following representations and warranties to Purchaser, each of which is true and correct on the date hereof and shall remain true and correct throughout the term of this Reseller Agreement.

   a. **Company**. Seller is a North Carolina corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina. Seller has all requisite power and authority to transfer the Property, to enter into this Reseller Agreement, and to carry out the transaction contemplated herein.

b. **Authority**. The execution and delivery of this Reseller Agreement and any other documents and instruments to be executed and delivered by Seller pursuant to this Reseller Agreement and the consummation of the transaction contemplated herein have been duly authorized by Seller. No other or further corporate act or proceeding on the part of Seller is necessary to authorize this Reseller Agreement or any other documents to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated herein. This Reseller Agreement constitutes, and when executed and delivered, any other documents to be executed and delivered by Seller pursuant hereto will constitute, valid and binding agreements of Seller, enforceable in accordance with their terms.

c. **No Violation**. Neither the execution and delivery of this Reseller Agreement or any other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transaction contemplated herein (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller may be bound or affected.

d. **Litigation; Compliance with Laws**. There is no claim, litigation, proceeding or investigation known to Seller pending or, to the actual knowledge of Seller, threatened against Seller pertaining to the subject matter of this Reseller Agreement in any federal, state or local court, or before any administrative agency, arbitrator or other tribunal authorized to resolve disputes. Seller holds all permits and other governmental or regulatory authorizations necessary for the lawful conduct of its business with respect to the subject matter of this Reseller Agreement and is in material compliance with the terms thereof. Seller has not received any notice of any violation of any laws applicable to the subject matter of this Reseller Agreement. To the best knowledge of the Seller, Seller is in compliance with all laws, governmental standards, rules and regulations applicable to the subject matter of this Reseller Agreement.

4. **Representations and Warranties of Purchaser**. Purchaser makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and shall remain true and correct throughout the term of this Reseller Agreement. Between the date of this Reseller Agreement and the expiration of the term of this Reseller Agreement, as set forth above, Purchaser will promptly notify Seller in writing if Purchaser becomes aware of: (a) any fact or condition that causes or constitutes a breach of any of Purchaser's representations and warranties under this Reseller Agreement, the Purchase Agreement, or any subsequent sale and purchase agreements entered into by the parties, as contemplated herein; or (b) the occurrence after the date of this Reseller Agreement of any fact or condition that would (except as expressly contemplated by this Reseller Agreement) cause or constitute a breach of any such representation or warranty

had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition:

a. **Company**. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of California with subsidiaries SMARTSolution Technologies, Inc., a Pennsylvania corporation and Diamond Technology Solutions, LLC, a Pennsylvania LLC and minority investment in Himalaya Technologies, Inc, a Nevada corporation. Purchaser has all requisite power and authority to enter into this Reseller Agreement and any other documents to be executed and delivered by Purchaser pursuant hereto and to carry out the transaction contemplated herein.

b. **Authority**. The execution and delivery of this Reseller Agreement and any other documents to be executed and delivered by Purchaser pursuant hereto and the consummation of the transaction contemplated herein have been duly authorized by Purchaser. No other or further act or proceeding on the part of Purchaser is necessary to authorize this Reseller Agreement or any other documents to be executed and delivered by Purchaser pursuant hereto or the consummation of the transaction contemplated herein. This Reseller Agreement constitutes, and when executed and delivered, any other documents to be executed and delivered by Purchaser pursuant hereto will constitute, valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

c. **No Violation**. Neither the execution and delivery of this Reseller Agreement or any other documents to be executed and delivered by Purchaser pursuant hereto, nor the consummation by Purchaser of the transactions contemplated herein, including the future transactions contemplated herein, (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (including, without limitation, under any "plant closing" or similar law), or (c) will violate or conflict with, or constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of Purchaser under any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Purchaser is a party or by which Purchaser or any of the assets or properties of Purchaser may be bound or affected.

5. **Conditions Precedent to Obligations of Purchaser**. With the exception of Purchaser's obligations under Section 1 of this Reseller Agreement, which are not conditional, the obligations of Purchaser to consummate the transaction provided for by this Reseller Agreement shall be subject to the satisfaction of, or waiver in writing by Purchaser, of each of the following conditions:

a. **Truth of Representations and Warranties and Compliance with Obligations**. The representations and warranties of Seller herein shall be true and correct in all material respects when made and on the date of the execution of this Reseller Agreement, except as to those representations and warranties which have a materiality or other qualification, which representations and warranties shall be true in all respects as so qualified.

6. **Conditions Precedent to Obligations of Seller**. The obligations of Seller to consummate the transactions provided for by this Reseller Agreement shall be subject to the satisfaction of, or waiver by, Seller, of each of the following conditions:

a. **Truth of Representations and Warranties and Compliance with Obligations**. The representations and warranties of Purchaser herein shall be true and correct in all material respects when made and until the expiration of this Reseller Agreement with the same effect as though made at such time, except as to those representations and warranties which have a materiality or other qualification, which representations and warranties shall be true in all respects as so qualified. Purchaser shall have performed in all material respects all its obligations set forth in this Reseller Agreement, and shall have complied in all material respects with all its covenants and conditions set forth in this Reseller Agreement through the expiration hereof.

7. **Termination of Agreement**. The obligations of the parties to consummate the transaction contemplated herein may be terminated at any time by mutual written consent of all parties hereto; or by the non-defaulting party pursuant to written notice delivered to the defaulting party if there has been a material violation or material breach of any of the agreements, covenants, representations, or warranties contained in this Reseller Agreement, the Purchase Agreement, or any future sale and purchase agreement entered into by the parties as contemplated herein; provided, however, that the defaulting party shall first have ten (10) days from the date it actually receives any such written notice to cure the default.

8. **Consequences of Default and Termination**. In the event of a termination of this Reseller Agreement, (i) each party will return to the other all documents and materials obtained from the other in connection with the transaction contemplated by this Reseller Agreement, the Purchase Agreement, and any future sale and purchase agreements that may be entered into by the parties, as contemplated herein, and will not use and will keep confidential all Confidential Information, as that term is defined in the Purchase Agreement, obtained pursuant to this Reseller Agreement, the Purchase Agreement, and/or any future sale and purchase agreement entered into by the parties, as contemplated herein; and (ii) all obligations of the parties under this Reseller Agreement shall terminate, except as otherwise provided in this Reseller Agreement, the Purchase Agreement, and any future sale and purchase agreements entered into the parties as contemplated herein, including the Confidential Information, Non-Disclosure and Non-Compete obligations of Purchaser under Section 3 of this Reseller Agreement and Section 1.2 of the Purchase Agreement.

9. **Counterparts**. This Reseller Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This Reseller Agreement shall be effective and binding upon all parties

hereto as of the date when all parties have executed a counterpart of this Reseller Agreement. This Reseller Agreement may also be executed by facsimile signatures, which shall be deemed original signatures for purposes of execution of this Reseller Agreement.

10. **Notices**. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given: (i) when actually received, if delivered by hand, facsimile or other electronic means, to the appropriate party at his or its address set forth below, or (ii) the earlier of three (3) business days after depositing with the courier or in the mail or when actually received if deposited for delivery by nationally recognized overnight courier or by US certified mail, return receipt requested, postage prepaid, properly addressed to the appropriate party at his or its address set forth below (which addresses may be changed by written notice):

If to Purchaser to:

FOMO WORLDWIDE, INC.
Attn: Vikram Grover
831 W North Ave.
Pittsburgh, PA 15233
vik.grover@fomoworldwide.com
(630) 708-0750

If to Seller to:

Vertical Crop Consultants, Inc.
Attn: Burrell Jasper Williamson, III
6809 Mayfaire Club Dr
Wilmington, NC 28405

11. **Successors and Assigns**. Purchaser may not assign or transfer this Reseller Agreement and/or all or part of its rights and obligations hereunder without the written consent Seller. This Reseller Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and permitted assigns.

12. **Expenses**. Except as otherwise expressly provided herein, each party hereto shall each bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of attorneys, accountants, financial consultants and lenders incurred through the Closing Date.

13. **Entire Agreement**. This Reseller Agreement, together with the exhibits and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

14. **Modification and Waiver**. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of

waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

15. **Publicity**. Before and after purchase of the Purchased Assets, each party to this Reseller Agreement shall, and shall cause its officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any other party without the prior written consent of the other party, all information obtained from the other parties in connection with the transaction contemplated hereby, except such information may be used or disclosed: (a) when required by any regulatory authorities or governmental agencies; (b) if required by court order or decree or applicable law; (c) if it is publicly available other than as a result of a breach of this Reseller Agreement; (d) if it is otherwise contemplated herein; or (e) by the Purchaser from and after the purchase to the extent related to the Seller or the Domain Names.

16. **Governing Law**. This Reseller Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

17. **Jurisdiction; Forum; Limitation on Damages**. The parties each hereby consent and agree that the Superior Court Division of the General Court of Justice of Sampson County, North Carolina shall be the sole forum for any proceeding instituted to enforce this Reseller Agreement, and any objections to improper forum or venue are hereby waived. The prevailing party shall be entitled to its reasonable attorneys' fees and costs. Except as otherwise provided in this Reseller Agreement, the parties agree that no party hereto shall be entitled to request or receive consequential or punitive damages but only compensatory damages. Notwithstanding the foregoing, Seller's liability shall not exceed the Purchase Price set forth in Section 2.1 of the Purchase Agreement executed contemporaneously herewith by the parties.

18. **Benefit**. Nothing in this Reseller Agreement, expressed or implied, is intended to confer on any person other than the parties to this Reseller Agreement or their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Reseller Agreement.

19. **Cumulative Remedies**. Subject to the terms of this Reseller Agreement, all rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

IN WITNESS WHEREOF, each of the parties hereto has caused this Reseller Agreement to be duly executed under seal by their duly authorized officers or managers, and the individual parties have executed this Reseller Agreement under seal, all to be effective as of the date first written above.

PURCHASER:

FOMO WORLDWIDE, INC. and subsidiaries

By: ______________________
Vikram Grover, CEO

SELLER:

VERTICAL CROP CONSULTANTS, INC.

By: Tripp Williamson
Burrell Jasper Williamson, III,
President